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                                                                    Exhibit 21.1

                          LIST OF AFFILIATED COMPANIES

           Company Name                                        State of Inc.
           ------------                                        -------------
American Transinsurance Group, Inc.                               Delaware
ATG Reinsurance Ltd.                                       Turks & Caicos Island
Bulknet.com, Inc.                                               Pennsylvania
Capacity Management Systems, Inc.                               Pennsylvania
Chemical Leaman Corporation                                     Pennsylvania
Chemical Leaman Tank Lines, Inc.                                  Delaware
Chemical Properties, Inc.                                       Pennsylvania
CLM, Inc.                                                         Delaware
CLT Services, Inc.                                                Delaware
CLTL of Nevada                                                     Nevada
EnviroPower, Inc.                                                 Delaware
Fleet Transport Company, Inc.                                     Delaware
Lakeshore Leasing, Inc.                                           Indiana
Levy Transport Ltd./Levy Transport, LTEE                           Canada
LLI, Inc.                                                         Delaware
Mexico Investments, Inc.                                          Florida
MTL De Mexico S.A. de C.V.                                         Mexico
MTL Investments, Inc.                                              Canada
M T L of Nevada                                                    Nevada
Pickering Way Funding, Inc.                                       Delaware
Power Purchasing, Inc.                                            Delaware
QSI Services, Inc.                                                Delaware
Quala Systems, Inc.                                               Delaware
Quality Carriers, Inc.                                            Illinois
Transplastics, Inc.                                               Delaware